UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2024

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

968 Albany Shaker Road, Latham, New York	12110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 17, 2024, Plug Power Inc. (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”), pursuant to which the Company may, from time to time, offer and sell shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), having an aggregate offering price of up to $1.0 billion (the “Shares”).

Sales of the Shares under the Sales Agreement, if any, will be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Shares will be offered through or to B. Riley, acting as agent in connection with agency transactions or as principal in connection with any principal transactions. The Company will have the right, but not the obligation, from time to time at its sole discretion over the 18-month period beginning on the date hereof to direct B. Riley on any trading day to act on a principal basis and purchase up to $10,000,000 of shares of its common stock as set forth in the Sales Agreement; provided, however only one principal sale may be requested per day, and in no event on consecutive calendar days, unless otherwise agreed to by B. Riley. Notwithstanding the foregoing, the aggregate amount of shares of common stock that the Company will direct B. Riley to sell as principal in principal transactions (inclusive of any shares sold by B. Riley in agency transactions) in any calendar week shall not exceed $30,000,000.

B. Riley will be entitled to receive from the Company a commission in an amount (i) up to 3.0% of the gross sales price per Share sold through it as agent in agency transactions and (ii) equal to 5.0% of the purchase price per Share sold to B. Riley, as principal in principal transactions. The Company has agreed to provide B. Riley with customary indemnification and contribution rights. The Company will also reimburse B. Riley for certain specified expenses as set forth in the Sales Agreement.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333- 265488), which became effective upon filing with the Securities and Exchange Commission on June 8, 2023, and a prospectus supplement dated January 17, 2024 filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

The Sales Agreement may be terminated by either B. Riley or the Company, as permitted therein. The Sales Agreement will automatically terminate upon the earliest of (a) the 18-month anniversary of the date of the Sales Agreement with respect to principal transactions and the 24-month anniversary of the date of the Sales Agreement with respect to agency transactions, (b) the sale of all of the Shares subject to the Sales Agreement or (c) the termination of the Sales Agreement as permitted therein.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the Sales Agreement, which is filed herewith as Exhibit 1.1 to this Current Report. A copy of the opinion of Goodwin Procter LLP with respect to the validity of the Shares that may be offered and sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
1.1	At Market Issuance Sales Agreement, dated January 17, 2024, by and between Plug Power Inc. and B. Riley Securities, Inc.
5.1	Opinion of Goodwin Procter LLP
23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: January 17, 2024	By:	/s/ Paul Middleton
Name: Paul Middleton
Title: Chief Financial Officer